







                          Commercial Leasing Agreement



                                 By and Between

                     BRANDYWINE INDUSTRIAL PARTNERSHIP, L.P.


                                    ("Owner")

                                       and

                     BRANDYWINE REALTY SERVICES CORPORATION

                                   ("Manager")

                                       for

                        PROPERTIES SCHEDULED ON EXHIBIT A


                                 ("Properties")


                          COMMERCIAL LEASING AGREEMENT


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                                TABLE OF CONTENTS

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         0.2 Owner................................................................................................1
         0.3 Broker...............................................................................................2
         0.4 Property.............................................................................................2
         0.5 Commission...........................................................................................2
         0.6 Term ................................................................................................2
         0.8 Key Agents...........................................................................................2


2.       EXCLUSIVE BROKER; TERM...................................................................................2
         2.1 Engagement...........................................................................................2
         2.2 Leasing Only.........................................................................................2


3. COMMISSION.....................................................................................................2
         3.1  During Term.........................................................................................2
         3.2  After Expiration of Term or Earlier Termination of Agreement........................................2
         3.3  No Commission.......................................................................................3
         3.4  No Additional Payments..............................................................................3


4.       DUTIES AND AUTHORITY OF BROKER...........................................................................4
         4.1  Leasing.............................................................................................4
         4.2  Key Agents..........................................................................................4
         4.3  Deposits............................................................................................4
         4.4  Advertising.........................................................................................4
         4.5  Monthly Report......................................................................................4
         4.6  Marketing Plan......................................................................................5
         4.7  Limitation on Authority.............................................................................5
         4.8  No Representations..................................................................................5
         4.9  Professional Consultants............................................................................5
         4.10  Insurance..........................................................................................5


5.       INDEMNITY................................................................................................6


6.       DEFAULT; TERMINATION.....................................................................................6
         6.1  For Cause...........................................................................................6
         6.2  Without Cause.......................................................................................6
         6.3  Other Agreement.....................................................................................7



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7.       REPRESENTATIONS AND WARRANTIES OF BROKER.................................................................7
         7.1  Organization........................................................................................7
         7.2  Manner of Performance...............................................................................7
         7.3  Authorization.......................................................................................7
         7.4  Validity............................................................................................7
         7.5  Licenses............................................................................................7
         7.6  Conflicts of Interest...............................................................................7
         7.7  Independent Contractor..............................................................................8
         7.8  Year 2000 Compliance................................................................................8
         7.9  Cooperation.........................................................................................8
         7.10 Unrelated Business Taxable Income...................................................................8


8.       MISCELLANEOUS............................................................................................9
         8.1  Owner's Representative..............................................................................9
         8.2  Discrimination......................................................................................9
         8.3  Entire Agreement....................................................................................9
         8.4  Successors; Assignment..............................................................................9
         8.5  Attorneys' Fees.....................................................................................9
         8.6  Governing Law......................................................................................10
         8.7  Headings...........................................................................................10
         8.8  Notices............................................................................................10
         8.9  Construction.......................................................................................10
         8.10 Number; Gender.....................................................................................10
         8.11 Time is of the Essence.............................................................................10
         8.12 Exhibits...........................................................................................10
         8.13 Other Brokers......................................................................................10
         8.14 Confidentiality....................................................................................11
         8.15 No Personal Liability..............................................................................11
         8.16 Inquiries and Offers to Purchase Property..........................................................11



Exhibit A  Schedule of Properties
Exhibit B  Compensation
Exhibit C  Schedule of Key Agents
Exhibit D  Lease Form
Exhibit E  Form of Monthly Report

                          COMMERCIAL LEASING AGREEMENT

         THIS COMMERCIAL LEASING AGREEMENT (the "Agreement") is made as of June 17, 1999, between BRANDYWINE INDUSTRIAL PARTNERSHIP, L.P., a Delaware limited partnership ("Owner"), and BRANDYWINE REALTY SERVICES CORPORATION, a Pennsylvania corporation ("Broker").

                                    RECITALS

         A. Owner owns those certain parcels of land scheduled on Exhibit
A to this Agreement, the improvements and fixtures thereon, and all appurtenances thereto (said land, improvements, fixtures and appurtenances and any personal property of Owner on said land or in such improvements being herein called individually a "Property" and collectively the "Properties").

         B. Broker has experience in leasing space in buildings similar to that comprising the Properties and its personnel possess the skills and experience necessary for the efficient leasing of space in the buildings comprising the Properties.

         C. Owner desires to engage Broker to manage the leasing operations of the Properties consistent with Owner's objective of maximizing the Properties' economic value. Broker desires to accept such engagement.

         D. Broker is an affiliate of Brandywine Operating Partnership,
L.P. and Brandywine Realty Trust (collectively known as "Brandywine"). Brandywine or other affiliates of Brandywine have an ownership interest in Owner. The rights of Broker hereunder, and under that certain Commercial Property Management Agreement of even date herewith (the "Management Agreement") between Owner and Manager, are coupled with an interest and are intended to continue for the duration of Brandywine's interest in Owner.

         NOW, THEREFORE, in consideration of the foregoing and of the full and faithful performance by Broker of all the terms, conditions, and obligations imposed upon Broker hereunder, Owner and Broker agree as follows:

         1. BASIC TERMS. This Paragraph 1 contains the basic terms of this Commercial Leasing Agreement (the "Agreement") between the Owner and the Broker named below. All other Paragraphs of this Agreement are to be read in conjunction with the basic terms contained in this Paragraph 1.

              0.1 Date:             June __, 1999

              1.2 Owner:            Brandywine Industrial Partnership, L.P.
                                    c/o INVESCO Realty Advisors, Inc.
                                    One Lincoln Centre, Suite 700
                                    5400 LBJ Freeway, LB 2
                                    Dallas, Texas 75240
                                    Attn:    Alan Green
                                             Asset Manager

              1.3 Broker:           Brandywine Realty Services Corporation
                                    14 Campus Boulevard, Suite 100
                                    Newtown Square, PA 19073
                                    Attn: John M. Adderly, Jr.
                                    With a notice copy to General Counsel

              1.4 Properties:       The real property scheduled on Exhibit A
                                    with all improvements located thereon.

              1.5 Commission:       See Exhibit B attached hereto and Paragraphs
                                    3 and 6 hereafter.

              1.6 Term:             See Section 2.3

              1.7 Key Agents:       See Exhibit C attached hereto

         2.   EXCLUSIVE BROKER; TERM.

              2.1 Engagement. Owner hereby engages Broker as Owner's exclusive real estate broker in connection with the leasing of the Properties for the term set forth in Section 2.3, unless sooner terminated pursuant to the provisions hereof. Broker accepts such engagement and agrees to use its best efforts to lease the Properties and every part thereof during the Term of this Agreement. Owner agrees to cooperate with Broker in leasing the Properties and to refer to Broker all inquiries of anyone interested in the Properties.

              2.2 Leasing Only. This Agreement relates to leasing only and Broker shall have no right to recover any commission or other fee hereunder relating to any sale of the Properties or any portion thereof.

         2.3 Term. This Agreement shall commence on the date of this Agreement and, unless sooner terminated as set forth below, shall continue for so long as Owner owns any of the Properties and Brandywine or an affiliate of Brandywine holds its ownership interest in Owner, unless earlier terminated in accordance with Section 6.1 hereof.

         3. COMMISSION.

              3.1 During Term. Owner shall pay Broker the commission set forth in Paragraph 1.5, if, during the term: (i) a third party tenant satisfactory to Owner is procured by Broker, Owner, or any third party; (ii) such tenant and Owner enter into a written lease, upon terms and conditions satisfactory to Owner in its sole discretion, covering all or part of any of the Properties; and
(iii) such lease is fully executed by Owner and such tenant (together with any lease guaranties required by Owner).

              3.2 After Expiration of Term or Earlier Termination of Agreement. Owner shall also pay Broker a commission if, within ninety (90) days after the expiration of the Term or earlier termination of this Agreement, any Property is leased to (or Owner enters into a contract to lease the Property thereafter resulting in a lease of the Property with) any person or entity (i) with whom Broker is involved in pending and active negotiations for a lease of space in the Property at the time of termination or expiration of the Term of this Agreement, provided further that Broker continues to have through the closing an active role in the negotiation and closing of the lease (Owner agrees not to exclude Broker or prohibit Broker from continuing in an active role), or (ii) whom Broker has introduced to the Properties. Broker shall as a condition precedent to its rights and Owner's obligations hereunder, submit a written list of such persons or entities with whom Broker claims to have pending and active negotiations or to have introduced to the Properties (containing full and complete names, addresses, telephone numbers and primary contact persons, together with copies of any written proposals to and from such parties) to Owner no later than five (5) days following the expiration of the Term or earlier termination of this Agreement. If Broker fails to submit that list within such time period, Broker shall not be entitled to any commission under this Paragraph
3.2 or otherwise. Notwithstanding anything to the contrary contained herein, if another licensed real estate broker claims a commission with respect to any lease under this Paragraph 3.2, Owner's sole obligation regarding the payment of such commission shall be to pay such commission at the joint direction of Broker and such other broker or in accordance with the final decision of a court of competent jurisdiction.

              3.3 No Commission. Notwithstanding Paragraphs 3.1, 3.2 or any other provisions hereof, Broker shall not be entitled to any commission: (i) in the event of a default by Broker under this Agreement which is material and adverse and which has not been cured within thirty (30) days after notice or
(ii) in the event of a lease, at any time, of all or any part of the Property to a venture, partnership or other entity in which Owner is a principal or beneficiary or has an ownership interest, or to any affiliate of Owner, or to any of their successors or assigns.

              3.4 No Additional Payments. The compensation to Broker provided herein includes all costs, taxes, fees and charges, and no additional payments shall be made by Owner to Broker in connection with any lease, except that Owner shall be liable for the costs of any professional consultants engaged pursuant to Section 4.9.

               3.5 Earnout Provisions. With respect to each of the Properties known as 6755 Snowdrift Road, 6690 Grant Way and 7055 Ambassador Drive, Owner will pay Broker a one-time additional earnout fee of $200,000 for each of these three Properties which meets or exceeds the Property's NOI Target on or before the second anniversary date of this Agreement. The NOI Target for each Property is set forth below, and shall be calculated as the annualized net operating income from the Property based on leases with tenants in occupancy, and computed in a manner consistent with the budget and reporting provisions of the Management Agreement between Owner and Broker. The NOI Targets are as follows:
         6755 Snowdrift Road                         $500,000
         6690 Grant Way                              $350,000
         7055 Ambassador Drive                       $615,000

         4. DUTIES AND AUTHORITY OF BROKER. Owner shall from time to time prescribe for use by Broker in connection with its duties hereunder lease rates, terms, concessions, allowances, and forms to apply regarding the leasing of space in a Property. Attached hereto as Exhibit D is the lease form currently required to be used at the Properties by Owner. Broker shall use all of such information and materials then prescribed for use in connection with its efforts hereunder. Broker shall endeavor to keep the Properties fully leased and shall perform the following duties:

              4.1 Leasing. Broker shall, except with respect to Manager Leasing Rights set forth above, negotiate all leases and all renewals, extensions, and amendments of leases covering space in the Properties. Broker shall endeavor to obtain and provide to Owner a current financial statement relating to each prospective tenant, and shall complete Owner's lease analysis form, which shall be submitted to Owner with Broker's recommendation regarding Owner's execution of a lease with such prospective tenant. Owner reserves the right to determine all terms, conditions, and provisions of any lease and to reject any lease in its discretion. Broker shall perform other reasonable standard leasing activities upon Owner's request.

              4.2 Key Agents. If there are any Key Agents designated in Paragraph 1.8, then Broker shall assign those Key Agents to be primarily responsible for performing the duties of Broker hereunder during the entire Term hereof.

              4.3 Deposits. Broker is authorized to conditionally accept a deposit from any prospective tenant in connection with the presentation of a proposed written offer to Owner, but Owner shall not thereby incur any liability or obligation to such proposed tenant, Broker, or any other third party.

              4.4 Advertising. Broker is authorized to advertise, at its sole expense, the Properties and to place "For Lease" signs on the Properties, subject to Owner's reasonable control over the type and location of such signs. Owner and Broker agree to cooperate so as to keep each other informed prior to the publication or distribution of any publicity releases relating to the Properties. All advertisements and all such releases prepared by Broker shall be subject to prior written approval by Owner. Broker shall not publish, display or distribute any such advertisement or release without Owner's prior written consent. Advertising and promotional materials shall be prepared in full compliance with federal, state, and municipal laws, ordinances, and regulations pertaining to fair housing or otherwise affecting the leasing and/or advertising of the Properties.

              4.5 Monthly Report. Broker shall prepare and furnish to Owner and Owner's property manager, as soon as possible after the end of each month during the Term and in no event later than the twenty-fifth (25th) day of the month, a monthly report, in reasonable detail, summarizing Broker's activities hereunder and the results obtained therefrom for the previous month. The report shall be in the form attached hereto as Exhibit E or such other form as may be reasonably acceptable to Owner and broker and shall include such information regarding advertising, people contacted, expenses incurred, property showings and related matters as Owner reasonably requests. The foregoing information shall be submitted both in a consolidated format as to include all of the Properties covered hereby as well as in a separate or individual format with respect to each Property.

              4.6 Marketing Plan. Within thirty (30) days of the date of this Agreement, Broker in cooperation with the property manager for the Properties shall prepare and provide to Owner a marketing plan for the leasing of space within the Properties. Said marketing plan shall be in a form reasonably acceptable to Owner. Broker shall update such marketing plan at least annually and shall submit such updated plan to Owner and the property manager of the Properties no later than thirty (30) days after the property manager's request. Broker shall make whatever changes may be requested by Owner in any marketing plan submitted by Broker. In its leasing of space within the Properties, Broker shall perform substantially pursuant to the marketing plan then in effect.

              4.7 Limitation on Authority. Notwithstanding any provision to the contrary contained herein, Broker expressly acknowledges, confirms and agrees that it is acting as an independent contractor and not as Owner's agent. Therefore, Broker shall be solely responsible for complying with all applicable laws and regulations with respect to its employees, including but not limited to, worker's compensation, hours of work, wages, social security, vacation time, sick leave, unemployment insurance, the Immigration Reform and Control Act of 1986, working conditions and any other employer-employee related issues. Broker has no authority to enter into, execute, make or acknowledge any contract, covenant, agreement, lease or representation pertaining to the Properties without the express prior written approval of Owner. Broker agrees in all oral and written communications with prospective tenants to advise prospective tenants that any and all lease proposals are proposals only and are contingent upon the negotiation and final execution by Owner and by the prospective tenant of a mutually acceptable and definitive lease embodying the full terms of the agreement. Furthermore, Broker acknowledges that all oral and written lease offers received by Broker shall be promptly reduced to writing and delivered to Owner and shall not be binding or obligatory on Owner or create any liability on Owner until Owner accepts such offer and evidences such acceptance by the execution of a written contract containing all the material terms relevant thereto.

              4.8 No Representations. Broker shall make no representations or warranties of any kind, express or implied, concerning the Properties or any other matter without the prior written consent of Owner.

              4.9 Professional Consultants. In regard to the marketing and leasing of the Properties, Broker will utilize the services of such attorneys, accountants and financial professionals as Owner may from time to time designate.

              4.10 Insurance Broker agrees to carry Comprehensive General Liability Insurance (including Contractual Liability) with a minimum limit of $2,000,000 Comprehensive Crime Insurance with a minimum limit of $500,000, Employer's Liability Insurance with a minimum limit of $300,000 (combined single limit) and statutory worker's compensation insurance for the protection of the interest of Owner and Broker. In each such policy of insurance, Broker agrees to designate Owner and Owner's Representative (as defined in Section 8.1) as additional insured's along with Broker. Each such policy of insurance shall be in a form acceptable to Owner. A certificate of each policy issued by the carrier shall be delivered promptly to Owner by Broker. Each policy shall require the carrier to give Owner at least thirty (30) calendar days prior written notice of cancellation. It is understood and agreed, with respect to any insurance provided hereunder and covering Owner's interests, that Broker shall be solely responsible for the payment of all premiums thereon and the same shall not be a reimbursable expense paid by Owner.

         5. INDEMNITY. Owner shall indemnify, hold harmless and defend Broker from all losses, damages, costs, claims and liabilities (including without limitation court costs and reasonable attorneys' fees relating thereto) caused solely by any materially incorrect information supplied by Owner concerning the Properties. Broker shall indemnify, hold harmless and defend Owner from all losses, damages, costs, claims and liabilities (including without limitation court costs and reasonable attorneys' fees relating thereto) arising out of or related to (a) any intentional misrepresentation of material information , or any failure to disclose material information known to Broker, regarding the Properties to a prospective tenant by Broker or any agent or representative of Broker; (b) any material adverse fact known by Broker relating to any tenant or proposed transaction which Broker fails to disclose to Owner; (c) any material and adverse breach of or default under this Agreement by Broker; and/or (d) any act by Broker inconsistent with or outside the scope of this Agreement and the limited authority conferred hereby. Broker shall pay any and all costs, taxes, fees, and charges that may be imposed by others on the solicitation, listing, brokerage, advertising and negotiating of the transactions contemplated by this Agreement.

         6.   DEFAULT; TERMINATION.

              6.1 For Cause. If either party fails to fully and timely perform any covenant set forth herein or fails to satisfy any condition specified herein, the consequences of which are material and adverse, or if any representation or warranty by such party is determined to be false, misleading, or erroneous in any material respect (a "Default"), then the party not in default shall have the right to terminate this Agreement if the default is not cured within thirty (30) days after written notice thereof to the defaulting party (unless the default is non-curable, in which case no cure period shall exist). The dissolution, termination, merger, consolidation, reorganization, bankruptcy, insolvency, or assignment for the benefit or the creditors of Broker, or termination or suspension of Broker's real estate broker's license, or cessation on Broker's part to continue to do business shall effect an immediate termination of this Agreement without notice. In the event of a termination for a Default, Owner shall not be liable to Broker for any commission or other fee or expense hereunder; otherwise, Owner shall not be liable to Broker for any commission or other fee hereunder except to the extent set forth in Paragraph 3.2.

              6.2 Termination Upon Sale. This Agreement shall automatically terminate upon payment in full of all obligations to Broker hereunder and: (i) the termination of the Investment Management Agreement between the Owner's Representative and an affiliate of Owner; or (ii) the consummation of any sale or other disposition of the Properties by Owner, and as to any Property, the consummation of a sale or other disposition of that Property. In the event of a termination of this Agreement as to one or more of the properties, Owner shall not be liable to Broker for any commission or other fee hereunder with respect to the Property or properties in question, except to the extent set forth in Paragraph 3.2. Notwithstanding the foregoing, Owner may relieve itself of the obligation to pay any further commission to Broker under this Agreement if Owner shall cause the new owner of the Properties or its management agent to assume in writing the outstanding obligations of Owner under this Agreement. No new owner shall have any obligation or liability hereunder unless it has assumed the same in writing.

              6.3 Other Agreement. If Owner has engaged Broker to act in a separate capacity as Owner's independent contractor or agent with respect to the Properties (for example, as sales broker or property manager) pursuant to a separate or additional agreement, then any default by Broker under any such separate or additional agreement shall be a default hereunder; and in such event of default, termination shall be concurrent with the effective termination date under such agreement, notwithstanding anything to the contrary herein.

         7. REPRESENTATIONS AND WARRANTIES OF BROKER. To induce Owner to enter into this Agreement, Broker makes the following representations and warranties, which shall survive the execution and expiration or earlier termination of this
Agreement:

              7.1 Organization. Broker is duly organized, validly existing and in good standing under the laws of and is qualified to do business in the state where the Properties are located. Broker has all power and authority required to execute, deliver and perform this Agreement.

              7.2 Manner of Performance. Broker is experienced in the business of leasing space in real property similar to the Properties in the states in which the Properties are located.

              7.3 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Broker.

              7.4 Validity. This Agreement constitutes a legal, valid and binding agreement of the Broker enforceable against Broker in accordance with its terms except as limited by bankruptcy, insolvency, receivership and similar laws of general application.

              7.5 Licenses. During the entire term of this Agreement Broker shall cause all persons performing licensable activities to have and to maintain in full force and effect all licenses which are required by applicable law, and all permits necessary to perform its obligations under this Agreement, and shall pay all taxes, fees, or charges imposed on the business engaged in by Broker hereunder.

              7.6 Conflicts of Interest. Owner acknowledges that Broker is the leasing agent for other properties which may compete with the Properties and which are owned by Brandywine or affiliates of Brandywine. Attached hereto as Exhibit F is a current list of such other competing properties. Broker will provide Owner with an updated Exhibit F from time to time as Broker either becomes the broker for other competing Brandywine properties or ceases to be the broker for properties on Exhibit F. Broker acknowledges that an affiliate of Broker intends to enter into a joint venture with an affiliate of Owner and that the joint venture has a first priority right to development and acquisition of industrial properties by Broker's affiliate in the states of Pennsylvania, New Jersey and Maryland.

              If requested by Owner, Broker will provide to Owner nonproprietary market information concerning the competing properties on the most current Exhibit F; provided, however, that this shall not require Broker to disclose to Owner confidential information about such properties.

              7.7 Independent Contractor. Broker's status under this Agreement is that of an independent contractor and not as an agent or employee of Owner.

              7.8 Year 2000 Compliance. Broker shall use commercially reasonable efforts to assure that all computer systems and programs which Broker will use to create the monthly reports under this Agreement shall properly and accurately account for the transition from the twentieth century to the twenty-first century, and no data, calculation, process, or application will be rendered lost, inaccessible, or inaccurate as a result of such transition. Broker shall make no representations or warranties regarding the compliance of the Properties with Year 2000 issues, without Owner's consent.

              7.9 Cooperation. Broker shall cooperate with Owner and Owner's property manager in connection with space planning to accommodate tenants, installation of tenant finish, and tenant move-in arrangements. Broker shall also cooperate with Owner's property manager in the preparation of annual budgets, including budgeting of lease-up of the Properties, tenant improvement, and leasing costs.

              7.10 Unrelated Business Taxable Income. In its review process, Owner shall be responsible for making its own determination of whether an action will result in the allocation of unrelated business taxable income under Internal Revenue Code Section 512, as amended from time to time, to Owner or to any direct or indirect partner of Owner. Broker shall not be responsible for making any such determination on Owner's behalf. Broker acknowledges that Owner has informed Broker of certain restrictions and prohibitions on leasing arrangements that could cause Owner to recognize unrelated business taxable income. Broker will endeavor not to bring forward to Owner any transaction which contains or involves any of the following:

                           (1) the determination of the amount of rent is
                  expressed in whole or in part as a percentage of the income or profits derived by the tenant from the space leased (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales);

                           (2) more than ten percent (10%) of the rent is
                  attributable to personal property, determined at the time the personal property is placed in service and by reference to relative adjusted bases of the personal and other property leased to the tenant (and not by reference to any allocation contained in the lease documents);

                           (3) services are rendered to the tenant or occupant
                  primarily for the tenant's convenience and which are other than those usually or customarily rendered in connection with the rental of space for occupancy only; or

                            (4) the tenant leases only personal property; or:

                            (5) the Properties become stock in trade or other
                  property of a kind that would properly be includable in inventory if on hand at the close of the taxable year; or

                            (6) the Properties become property held primarily
                  for sale to customers in the ordinary course of a trade or business.


         8.   MISCELLANEOUS.

              8.1 Owner's Representative. Owner may designate one (1) representative to serve as Owner's Representative in all dealings with Broker hereunder. Whenever the approval or consent or other action of Owner is called for hereunder, such approval, consent, or action shall be processed through the Owner's Representative unless Owner notifies Broker otherwise in writing. The exclusive Owner's Representative shall be Alan Green Invesco Realty Advisors, Inc. Such representative may be changed at the discretion of Owner, at any time, by a writing delivered to Broker. Notwithstanding the above, Owner's Representative is acting as Owner's investment advisor and not as Owner's agent.

              8.2 Discrimination. Owner and Broker shall not refuse to display or lease the Properties to any person because of race, color, religion, national origin, sex, marital status or physical disability.

              8.3 Entire Agreement. This Agreement constitutes the entire agreement between Owner and Broker with respect to the matters set forth herein and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment of this Agreement shall be valid or binding unless made in writing and signed by both Owner and Broker.

              8.4 Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. This Agreement may not be assigned by either party hereto without the other party's prior written consent, which may be withheld in such party's sole discretion. Notwithstanding the foregoing, Owner has the right to assign this Agreement without Broker's consent (i) to an affiliate provided that Owner remains financially liable for the performance of its affiliate hereunder or
(ii) to any entity for which Invesco Realty Advisors acts as investment advisor and which is of comparable financial capability as Bailard, Biehl & Kaiser Properties II, Inc., in which latter event Owner shall thereafter have no further obligation or liability hereunder. A corporate merger or acquisition of Broker shall not constitute an assignment provided that the resulting entity is still an affiliate of the Brandywine affiliates which own an interest in Owner.

              8.5 Attorneys' Fees. If either party hereto shall institute any action or proceeding against the other party hereto relating to this Agreement, the successful party in such action or proceeding shall be entitled to recover from the unsuccessful party all fees and expenses incurred in connection therewith, including, without limitation, court costs, reasonable attorneys' fees, and related expenses.

              8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

              8.7 Headings. The paragraph headings in this Agreement are inserted for convenience only and are not intended to be used in construing the substance of any of the provisions of this Agreement.

              8.8 Notices. All notices, demands requests, approvals and other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been given on the earlier of the date when presented personally or otherwise delivered (whether by commercial delivery service, mail, or otherwise) or on the third (3rd) day after the date when deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Owner or Broker, as the case may be, at its respective address set forth in Paragraph 1 of this Agreement, or at such other address as Owner or Broker may from time to time designate by written notice to the other party as herein required. A copy of any notice sent to Owner shall be sent to Owner's Representative.

              8.9 Construction. If any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

              8.10 Number; Gender. Whenever used herein, the singular number shall include the plural, and the plural shall include the singular, and the use of any gender shall be applicable to all genders.

              8.11 Time is of the Essence. Time is of the essence in each provision of this Agreement.

              8.12 Exhibits. All exhibits referred to in this Agreement are incorporated herein by this reference.

              8.13 Other Brokers. Broker is not authorized and empowered to engage any other realtor, broker, or agent under or in connection with this Agreement without the prior specific approval of Owner; provided, however, Broker agrees to cooperate with other realtors, brokers, or agents in endeavoring to lease the Properties, and the amount of the commission provided to be paid hereunder by Owner shall constitute the entire amount which, in the absence of an express written agreement of Owner to the contrary, Owner shall be obligated to pay, jointly to Broker and such cooperating realtor, broker or agent, with the division of such amount between Broker and such cooperating realtor, broker or agent to be upon such basis specified in Exhibit B or, if no division is so specified, then as they may agree. In the absence of the express written agreement of Owner as specified in the proviso clause of the preceding sentence, Broker agrees to protect and save Owner harmless from any liability to any realtor, broker, or agent cooperating with or claiming under Broker.

              8.14 Confidentiality. All information and knowledge of the Properties obtained by Broker from Owner or in the course of Broker's engagement by Owner (the "Information") shall be kept confidential by Broker and shall not be used by Broker for any purpose (including, without limitation, the marketing, sale, or release thereof) other than as expressly permitted under this Agreement. Owner acknowledges that the negotiation and enforcement of leases (such as the calculation of CAM charges) will necessitate the disclosure by the broker of certain elements of operating information respecting the Properties. Otherwise, except as may be required by law, Broker will not disclose the Information (or the fact of its existence) to any person other than employees of Broker who have a need to know such information in connection with the Properties and who are familiar with these confidentiality restrictions.

                           8.15 No Personal Liability.

         BROKER, ITS DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES WILL LOOK SOLELY TO OWNER'S INTEREST IN THE PROPERTIES FOR RECOVERY OF ANY JUDGMENT AGAINST OWNER OR OWNER'S REPRESENTATIVES ARISING OUT OF THIS AGREEMENT.

           IN NO EVENT SHALL EITHER PARTY HERETO, OR ANY DIRECT OR INDIRECT PARTNER, MEMBER, SHAREHOLDER, BENEFICIARY, OWNER OR AFFILIATE THEREOF, OR ANY OFFICER, DIRECTOR, EMPLOYEE, TRUSTEE, OR AGENT OF ANY OF THE FOREGOING OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, BE LIABLE TO ANY INDEMNIFIED PARTY IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO ANY INDIRECT, CONSEQUENTIAL, OR EXEMPLARY DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT.

              8.16 Inquiries and Offers to Purchase Property. This is not an exclusive listing agreement. Broker shall promptly refer to Owner all inquiries and offers to purchase the Properties. Broker shall not disclose information regarding the terms of any pending or existing lease transaction or any other Property information without the prior written approval of Owner. Broker will not be entitled to and shall not accept any portion of a commission, override, or referral fee associated with the sale of the Properties (regardless of whether or not Broker is the procuring cause) from any person without the proper written agreement of the Owner.


OWNER:                              BROKER:
BRANDYWINE INDUSTRIAL.              BRANDYWINE REALTY SERVICES
PARTNERSHIP, L.P.                   CORPORATION

By:                                 By: /s/ Gerard H. Sweeney
    ------------------                  ------------------------------
Name:                               Name:   Gerard H. Sweeney
     -----------------                  ------------------------------
Title:                              Title:  President and CEO
     -----------------                  ------------------------------
                                      -11-

                                    EXHIBIT A
                         TO COMMERCIAL LEASING AGREEMENT

                             SCHEDULE OF PROPERTIES

2250 Cabot Boulevard

650 Clark Avenue

201/221 Kings Manor

741 Third Avenue

820 Third Avenue

780 Third Avenue

7055 Ambassador Drive

6670 Grant Way

6690 Grant Way

6755 Snowdrift Road

6845 Snowdrift Road

7020 Snowdrift Road

6810 Tilghman Street

Highlands Business Park

International Harvester Building

4612 Navistar Drive

1510 Gehman Road

                                    EXHIBIT B
                         TO COMMERCIAL LEASING AGREEMENT

                                  COMPENSATION

A.       NEW LEASES:

         Subject to the terms and conditions in Section B hereafter, commissions shall be payable in accordance with the following payment schedule and rates:

         1.       Payment Schedule of Commissions:

                  (a) One-half (1/2) upon execution of a lease by Owner and the tenant.

                  (b) One-half (1/2) upon the actual occupancy and commencement of rent by such tenant of the leased premises.

         2.       Rates:

                  (a) Except as provided below, in all new leases not involving third-party brokers, the commission rate for Broker will be:

                             6% of the Commissionable Gross Rental Receipts for
                           the first year of the lease, 5% for the second year, 4% for the third and 3% for each year thereafter.

                           less the exclusions described in Paragraph B.1 below.

                  (b) Except as provided below, in all new leases involving third-party brokers, the commission rate will be:

                           To Broker:

                             3% of the Commissionable Gross Rental Receipts for
                           the first year of the lease, 2.5% for the second year, 2% for the third and 1.5% for each year thereafter.


                           less the exclusions described in Paragraph B.1 below and

                           To third-party brokers:

                             6% of the Commissionable Gross Rental Receipts for
                           the first year of the lease, 5% for the second year, 4% for the third and 3% for each year thereafter.

                           less the exclusions described in Paragraph B.1 below.

                           It is agreed and understood that Owner shall have the right, upon written notice to Broker, to separately negotiate any commission paid to third-party brokers.

                  (c) The above payment schedule and rates are subject to the following terms and conditions:

                           (i) Term of More than 10 Years: If a lease term (including any and all renewal periods, whether by virtue of a renewal option in the lease and/or a renewal agreement or otherwise) is in excess of ten
                           (10) years, then no commission shall be paid for that tenant's continued occupancy during any period following the tenth (10th) anniversary of that tenant's initial lease commencement date.

                           (ii) Renewals: If a lease for which a commission is payable hereunder contains an option(s) to renew or extend, and a lease term is renewed or extended pursuant to such option, or if a current tenant otherwise signs a renewal agreement and extends its occupancy beyond the current expiration date of the original lease, and the tenant commences payment of regularly scheduled monthly base rental following the expiration of all rental abatement, then subject to Paragraph 2(c) hereof, Owner shall pay a leasing commission with respect to the term of the extension equal to three percent of the Commissionable Gross Rental Receipts, and no other sums shall be owed with respect to such lease. However, if a lease is renegotiated or renewed to commence prior to the expiration date of the original lease, the leasing fee to Broker or third-party broker is a commission equal to three percent calculated on the difference between the income (Commissionable Gross Rental Receipts) Owner would have received if the lease had run its full term under its original terms and conditions and the income (Commissionable Gross Rental Receipts) Owner will receive for the duration of the new lease under its new terms and conditions, subject to Paragraph 2(c) hereof.

                           Expansions: If a tenant occupies additional space pursuant to an option to expand contained in its lease or otherwise and commences payment of regularly scheduled monthly base rental following the expiration of all rental abatement, then, subject to Paragraph 2(c) hereof, Owner shall pay a leasing commission with respect to the additional space equal to what would otherwise be payable hereunder.

B.       TERMS AND CONDITIONS:

         1. Commissionable Gross Rental Receipts: Commissionable Gross Rental Receipts shall mean all fixed rents, common area maintenance reimbursements and tax and insurance reimbursements actually collected in cash by Owner or its property manager from tenants of the Properties. The following shall be excluded from Commissionable Gross Rental Receipts under any lease:

                  (a) Escalations in excess of the original base rent for each year, as stated in the lease, including, without limitation, escalations resulting from increases in ad valorem/real estate taxes, in operating expense pass-throughs, and/or in the Consumer Price Index or similar index resulting in a corresponding increase to the base rental (if applicable).

                  (b) Rentals credited to any tenant by reason of lease takeover of lease pick-ups and/or Owner take-back or subleasing.

                  (c) Additional rentals for special tenant services above and over Owner's customary tenant services.

                  (d) Any cost and/or amortization of above building standard cost and/or special leasehold improvements, which have been paid by Owner and which have been added to the rental rate per lease agreement.

                  (e)      Late payment charges.

                  (f)      Payments for parking.

                  (g) Rentals payable upon continuation of a tenancy on a month-to-month or statutory basis or any other tenancy following the expiration or termination of the lease.

                  (h)      Percentage rental in the case of retail leases.

                  (i) Relocation allowances, cash credits, payments, tenant inducements, deferments, or abatements of rent or other concession items.

                  (j) Sums designated as or in the nature of "additional rent" under the lease (including but not limited to payments from tenant to landlord for utility cost reimbursements), except as otherwise provided herein.

                  (k) Security deposits (including any amount necessary to restore any security deposit after application of same).

                  (l) Rent for services of facilities available to tenant at locations other than the demised premises covered by the lease.

         2. Cancellations: The leasing commission on the cancelable portion of a lease term shall be deemed to be only contingently earned and payable. Initially, a commission shall be payable only on the noncancelable portion of the lease term, and such term shall apply for the purposes of calculating the commission earned and payable. In the event the lease is not canceled, then the contingent portion of the leasing commission shall be due and payable for the remaining lease term. Additionally, if the lease is cancelled by the tenant and the tenant pays Owner an amount equivalent to the unamortized tenant improvements and leasing commissions as part of any termination fee, the contingent portion of the leasing commission shall be due and payable to Broker.

         3. Return of Commission: If and to the extent that the tenant or an approved subtenant does not take occupancy under the terms of the lease, Broker agrees to pay to Owner Broker's portion of the commission paid to Broker (which is the amount of commission paid to Broker less any amounts paid to outside or cooperating brokers). If the tenant or an approved subtenant takes occupancy of less than all of the leased premises described in the lease, Broker agrees to return to Owner a portion of commissions which may have been previously paid to Broker, which portion shall be the fractional amount of the commission paid relating to the fractional portion of the leased premises that are not occupied by tenant (less any amounts paid to outside or cooperating brokers for such fractional portion). In either event, if Broker has not yet made a payment to an outside or cooperating broker and if Owner requests Broker to cooperate with Owner in attempting to obtain a release from such outside or cooperating broker without full payment of the agreed fee, Broker agrees that it will cooperate with Owner's efforts.

                                    EXHIBIT C
                         TO COMMERCIAL LEASING AGREEMENT

                             SCHEDULE OF KEY AGENTS

New Jersey Properties:            George Sowa and George Hasencz

Philadelphia Western Suburbs:     Tony Nichols, Jr., David Niles and Ina Sargen

Philadelphia Northern Suburbs:    Jeff DeVuono and Keith Oldt

Maryland Properties:              N/A

Allentown Properties:             Phil Schenkel

                                    C-1